Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 33-1192, 333-42366, 333-58127, 333-61291 and 333-67461) under the Securities Act of 1933 of Telephone and Data Systems, Inc. of our report dated May 25, 2001, on our audit of the financial statement of the Telephone and Data Systems, Inc. Tax-Deferred Savings Plan as of December 31, 2000, which is included in the annual report on Form 11-K for the year ended December 31, 2001.

McGLADREY & PULLEN, LLP

Madison, Wisconsin June 21, 2002